REGISTRATION NO:

                    SECURITIES AND EXCHANGE COMMISSION
         SECURITIES AND EXCHANGE COMMISSIONWashington, D.C. 20549

                                Form SB - 2
                 Amended Form SB - 2REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933

                             ELDERWATCH, INC.
          (Exact name of registrant as specified in its charter)

           Florida                                                    0273
                               65 - 0891381
   (State or other jurisdiction of          (Primary Standard Industrial
                               (IRS Employer
   incorporation or organization)            Classification Code Number)
                            Identification No.)

   2881 North Pine Island Road, Building 65, Suite 203, Sunrise FL 33322

                              (954) 741-4157
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Agent for Service:                       With a Copy to:
Allan Weiss                              Joseph I. Emas
Elderwatch, Inc.                         Attorney At Law
2881 North Pine Island Road              1224 Washington Avenue
Building 65, Suite 203                   Miami Beach, Florida 33139
Sunrise, Florida                         (305) 866-3360
(954) 741-4157                           (305) 531-1274 FAX
(Name, address, including zip code, and telephone number, including area code, of agent for service)


          Approximate date of commencement of proposed sale to the public:As soon as practicable after the effective date of this registration statement.
As soon as practicable after the effective date of this Registration
Statement.
               If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                                   CALCULATION OF REGISTRATION FEE


                          Proposed     Proposed
             Amount       Maximum      Maximum       Amount of
Title of     to be        Offering     Aggregate     Registration
each Class   Registered   Price        Offering
of                        per unit     price         Fee
Securities
to be
registered


Common       957,000      $ .25 per    $239,250.00   $ 56.00
stock        shares       share

No exchange or over-the-counter market exists for Elderwatch, Inc. common stock. The average price paid for Elderwatch, Inc. common stock was $.0139 per share.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.



SUBJECT TO COMPLETION
                                Prospectus
                                           , 2003

                             ELDERWATCH, INC.

                      957,000 shares of common stock
    to be sold by the registrant as issuer and by current shareholders

This is the initial public offering of common stock of Elderwatch, Inc. and no public market currently exists for these shares. Elderwatch, Inc. is offering for sale up to one million shares of its common stock on a "self-underwritten" best efforts basis at a price of $0.25 per share for a period of one hundred and eighty days from the date of this prospectus.
________________________________________________________________
Price to Public                     Underwriting  Commissions
Proceeds to Elderwatch, Inc.
Per Share:          $0.25 per share          $0     $0.25 per share
Total Offering:  $0.25 per share             $0     $236,500
___________________________________________________________________________
The price for the common shares offered was set arbitrarily by us and does not relate to earnings, book value or any other established method of valuation; there are no provisions for the return of funds if only a small number of shares are sold and no minimum subscription amount has been set and no commissions will be paid for the sale of the 800,000 shares offered by Elderwatch, Inc.

Concurrently with this offering, selling shareholders are selling 157,000 shares at $.25 per share.

This investment involves a high degree of risk. See "Risk Factors" beginning on page 5.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. The SEC has not made any recommendations that you buy or
not buy the shares.   Any representation to the contrary is a criminal
offense.

We will amend and complete the information in this prospectus. Although we are permitted by US federal securities law to offer these securities using this prospectus, we may not sell them or accept your offer to buy them until the SEC has declared the documentation filed with the SEC relating to these securities effective. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal.






                             TABLE OF CONTENTS

                             ELDERWATCH, INC.

Summary Information and Risk Factors.......................................5
  -    We have had losses since inception and expect such losses to continue for the foreseeable future...................................5
  -    We do not have substantial assets
     and are totally dependent on the proceeds of this offering ...........6
  -    We do not have any additional sources of funding for our proposed operations and we may be unable to find any if needed.................6
  -    We are dependent on our directors who will not devote their full time and attention to our affairs and this could result in delays or business failure......................................................6
  -    Dependence on officers and directors who have no experience in the marketing and brokering of vitamins could result in delays or business failure......................................................7
  -    Neither the elderly nor their families may be interested enough
     To pay for our services...............................................7
Risks related to the securities market.....................................7
Use of Proceeds............................................................8
Determination of Offering Price............................................9
Dilution...................................................................9
Selling Security Holders..................................................10
Plan of Distribution......................................................11
Legal Proceedings.........................................................11
Directors, Executive Officers, Promoters and Control Persons..............11
Security Ownership of Certain Beneficial Owners and Management............12
Description of Securities.................................................13
Disclosure of the Commission Position on the Indemnification
for Securities Act Liabilities............................................15
Organization Within Last Five Years.......................................15
Description of Business...................................................15
Management's Discussion and Analysis or Plan of Operation.................20
Description of Property...................................................21
Certain Relationships and Related Transactions............................21
Market for Common Equity and Related Shareholder Matters..................21
Executive Compensation....................................................21
Financial Statements......................................................21
Changes In and Disagreements With Accountants on
Accounting and Financial Disclosure.......................................29

Prospectus Summary

Elderwatch, Inc. is a corporation formed under the laws of the state of Florida on November 18, 1998. Our principal offices are located in Sunrise, Florida.

Our business objectives are to establish a regular monitoring and visitation service for elderly citizens whether they are living alone, in assisted living facilities or complete-care nursing homes. This service can be obtained by the elderly themselves or by members of the family that are geographically removed from their family members. Elderwatch, Inc. is in the development stage and has had no revenues.

Name, Address and Telephone Number of Registrant

Elderwatch, Inc.
2881 North Pine Island Road
Sunrise, FL 33322
The Offering
(954) 741-4157

      Price per share offered                                        $0.25
    Shares of common stock offered                                 957,000
    Shares of common stock offered by selling shareholders         157,000
    Shares of common stock outstanding after the offering        2,307,000
     (assuming all shares are sold)
      Use of proceeds - to fund marketing and exposure of the services offered to the elderly and/or their families.

                               Risk Factors

Risks related to our business.

We have had losses since inception and expect such losses to continue for the foreseeable future.

Elderwatch, Inc. has never had any revenues. Costs were incurred when the business was set up and further costs were incurred as a result of test marketing the services offered. We have raised enough additional capital to pay the anticipated costs of this offering, including audit, legal and filing fees. We will not have any substantial cash reserves until at least a substantial portion of this offering is subscribed to. If at least 50% of this offering is not completed, we will be unable to get into business. This could have a serious effect on the price of our stock.

Once we get into business and sales begin, we still expect to lose money for an indeterminate period of time. We will record losses until net proceeds from our services exceed our expenses. Until these net proceeds are realized any and all reserved funds will be used up. You should consider these facts carefully before investing.

We do not have substantial assets and are totally dependent upon the proceeds of this offering.

During the year 2002, our funding has been limited to $25,000, an amount we estimate will be necessary or cover the costs associated with this filing and subsequent amendments. Our only asset is the concept and business plan and some primary test marketing during 1999. Management estimates that total expenses for the year following the completion of this offering will amount to approximately $100,000 or 50% of the total proceeds from this offering. Our inability to raise the entire proceeds of this offering could result in a complete loss of your investment.

We do not have any additional source of funding for our business plan and may be unable to find any if needed.

Other than the shares offered by this prospectus no other source of capital has been has been identified or sought after. As a result we do not have alternate source of funds should we fail to substantially complete this offering. If we do find an alternative source of capital the terms and conditions of acquiring this capital may result in dilution and the resultant lessening of value of the shares of present stockholders.

If we are not successful in raising sufficient capital through this offering we will be faced with several options:
       1.   cease operations and go out of business;
2.   continue to seek alternative and acceptable sources of capital;
3.   bring in additional capital that may result in a change of control; or
4. identify a candidate for acquisition that seeks access to the public marketplace and its financing sources.

In the event of any of the above circumstances you could lose a substantial part or all of your investment.

We are dependent on one director who will not devote full time and attention to our affairs which could cause delays or business failure.

Our sole officer and director is employed full time. If we should lose his services it may hamper our ability to put our business plan into effect and as a result your stock could become worthless. We will be heavily dependent on our director for the success of our enterprise. His inability to act for any reason could seriously harm the business and your investment.
We have no employment agreement with our sole officer and director and there can be no assurance that he will continue to manage our affairs in the future. Should he encounter health problems or worse, this would result in a very negative effect on our business and cause a corresponding negative effect on your investment. Investors will not have the chance to evaluate business decisions by directors and accordingly should carefully and critically evaluate the background of each director.

Dependence on officers and directors who have no experience in the marketing of our particular service could cause delays or failure of our business.

The service we offer is an intangible. Marketing such a service is quite different from selling a physical commodity. While our director has established a track record in other business endeavors he has never sold or marketed an intangible. Should our director not be able to make the transition it could prevent us from ever being profitable.

Neither the elderly nor their families may be interested enough to pay for our services.

Most elderly persons are on a fixed income and as a result may feel that they are unable to afford our services. Families of the elderly may not feel the obligation to check up on their aged parent's or relative's welfare. Like most services we are entirely dependent on someone valuing the service we render enough to justify the expenditure it requires.
Should either group, the families of the elderly or the elderly themselves, decide that they cannot or will not afford our services we would accumulate operating deficits that would eventually cause us to cease operations. Please consider these points carefully when thinking of investing.


Risks relating to the securities market

There is no liquidity for our common stock.

There is presently no demand for the common stock of our company.  There is
presently no    public market in the shares. While we intend to apply for a quotation on the Over the Counter Bulletin Board, we cannot guarantee that our application will be approved and our stock listed and quoted for sale.

Our common stock has no prior market and resale of your shares may be difficult.

There is no public market for our common stock and no assurance can be given that a market will develop or that any shareholder will be able to liquidate their investment without considerable delay, if at all.

The trading market price of our common stock may decline below the price at which it was sold. If a market should develop, the price may be highly volatile. In addition, an active public market for our common stock may not develop or be sustained. If selling stockholders sell all or substantial amounts of their common stock in the public market (see "Selling Stockholders"), the market price of our common stock could fall.
                        Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the Risk Factors section and elsewhere in this prospectus.
                              Use of Proceeds

                       Table 1 - Sale of 100% of       Table 2 - Sale of 50% of
                       Issuer stock offered:           Issuer stock offered:

Gross Proceeds                          $200,000               $100,000

Use of proceeds:
    Start up costs (office equipment,
    Telephone system, computers
    and software)                         30,000                 30,000
    Advertising and Public Relations     120,000                 60,000
    Working Capital                       50,000                 10,000

Total Use of Proceeds                  $ 200,000               $100,000


                       Table 3 - Sale of 25% of   Table 4 - Sale of 10% of
                       Issuer stock offered:      Issuer stock offered:

Gross Proceeds                    $50,000                 $20,000

Use of net proceeds:
       Start up costs (office equipment,
       Telephone system, computers
       and software)                5,000                       0
       Public Relations            45,000
       Working Capital                  0                       0

Total Use of Proceeds             $50,000                 $20,000


As the four tables above indicate:

  - We will not have sufficient funds to commence operations unless substantially all of the 800,000 common shares being offered by us are purchased.
  - If we only sell 400,000 common shares, our start up costs our start up costs would remain the same but our advertising, public relations and working capital would be reduced.
  - If we sell only 200,000 of our common shares we would have no working capital to deal with unanticipated expenses and contingencies, we would be forced to operate out of the residence of our sole officer and director and all advertising would be eliminated and all promotion money would be spent on attempting to get free media exposure through PR.
  - If we sell only 80,000 of our common shares we will not be able to implement our business plan and other alternatives would be sought.

Determination of Offering Price

The offering price of this issue was set in a purely arbitrary manner. We determined the amount of money needed to start the business, added a contingency amount, allowed for printing costs and possible commissions if a broker/dealer should become involved with the sale to the public of this issue. We also took into account the resultant number of shares in the "float", i.e. the number of shares available to be traded. The final consideration was the perceived market capitalization (the theoretical total worth of the shares of Elderwatch, Inc. if they were all sold at a specific price at the same time).

Dilution

Elderwatch, Inc., prior to this offering has 1,507,000 shares of stock issued and outstanding. 157,000 shares of this amount are being qualified for sale by present shareholders as part of this registration statement.

The following table illustrates the difference between the price paid by present shareholders and the price to be paid by subscribers to this offering.


                                        Percentage     Percentage     Percentage
                        Percentage      of             of Shares      of Shares
                Price   of              Consideration  Held (50%      Held (100%
                Paid    Consideration   (100%          Subscription)  Subscription)
                        (50%            Subscription)
                        Subscription)
Present         $0.0146 17.97           09.87          79.03          65.33
Shareholders
Investors       $0.25   82.03           90.13          20.97          34.67
in This
Offering

The following table will show the net tangible value of the shares before and after shares are subscribed in this offering.

                              Before         After 50% After 100%
                              Offering  of Offering    of Offering

     -    Net tangible book value   $ 0.0139     $ 0.064           $ 0.096

     -    Increase in net                 NA     $ 0.050            $ 0.082
               tangible book value

     -    Dilution factor                 NA     $ 0.186            $ 0.154

The above table indicates that the net tangible book value of Elderwatch is
1.39 cents. If half of this offering is subscribed to, you would lose 18.6 cents value of the 25 cents you paid. If all of the offering were completed you would still lose 15.4 cents of the 25 cents you invested.

Selling security holders

The following are the shareholders for whose accounts the shares are being offered; the amount of securities owned by such shareholder prior to this offering; the amount to be offered for such shareholder's account; and the amount to be owned by such shareholder following completion of the offering:


                                    Number  No.
                Position   Number     of    of      Percent
                with       of       Shares  Share   After
Name            Company    Shares  Offered  s       Sale
                           Owned            After
                                            Sale

Claudel Juman   None       10,000  10,000   -0-      -0-
Michael R.      None       10,000  10,000   -0-      -0-
Kerster
Darcy Lard      None        2,000   2,000   -0-      -0-
Lisa Hutcheson  None        2,000   2,000   -0-      -0-
Hank Olson      None        2,000   2,000   -0-      -0-
Patricia Weed   None        2,000   2,000   -0-      -0-
Mark Weed       None        2,000   2,000   -0-      -0-
Cynthia Weed    None        2,000   2,000   -0-      -0-
Timothy Wong    None        5,000   5,000   -0-      -0-
Beverly McCrery None        3,000   3,000   -0-      -0-
Fred McCrery    None        6,000   6,000   -0-      -0-
Anne L. Scudder None        3,000   3,000   -0-      -0-
Dennis R.       None         3,000   3,000  -0-      -0-
Scudder
Debbie Whitlock  None       3,000    3,000  -0-      -0-
Rachael Hodyno   None     10,000   10,000   -0-      -0-
Rebecca Kerster  None     10,000   10,000   -0-      -0-
Fred R. McCrery  None       3,000    3,000  -0-      -0-
Jr.
Jean Kuykendal   None       3,000    3,000  -0-      -0-
Clive            None       1,000    1,000  -0-      -0-
Benjafield
Walter Hodyno    None       5,000    5,000  -0-      -0-
Stephen          None       1,000    1,000  -0-      -0-
Mitchell
Yvonne           None       5,000    5,000  -0-      -0-
Calasanti
Andrew           None       1,000    1,000  -0-      -0-
Cleminson
Linda S. Segal   None       1,000    1,000  -0-      -0-
Mary E. Paddon   None       1,000    1,000  -0-      -0-
David S. Hart    None       1,000    1,000  -0-      -0-
Bruce J.         None     10,000   10,000   -0-      -0-
Kerster
Kennedy Kerster  None     10,000   10,000   -0-      -0-
Lawson M.        None     40,000   40,000   -0-      -0-
Kerster


Plan of Distribution

This is a self-underwritten offering. This prospectus is part of a registration statement that permits the officers and directors of Elderwatch, Inc. to sell directly to the public, with no commission or other remuneration payable. At the discretion of the Board of Directors an underwriting contract may be entered into with one or more broker/dealers on a "best efforts" or firm-commitment basis. In this case, commissions and expenses within the guidelines of the NASD would be negotiated. We will be required to halt sales and file a post-effective amendment to this prospectus outlining the payment to the broker/dealer(s).

This prospectus is also part of a registration statement that enables selling shareholders to sell their shares on a continuous or delayed basis in the future. Elderwatch, Inc. has not committed to keep the registration statement effective for any set period of time past the 180 days mentioned above.

While the registration statement is effective selling shareholders may sell their shares directly to the public, without the aid of a broker or dealer or they may sell their shares through a broker or dealer. Any commission, fee or other compensation of a broker or dealer would depend on the brokers or dealers involved in the transaction.

No public market currently exists for shares of our common stock. We intend to apply to have its shares traded on the Over-the-Counter Bulletin Board.


Legal Proceedings

We are not aware of any legal proceedings that have been or are currently being undertaken for or against Elderwatch, Inc. or is any contemplated.


Directors, executive officers, promoters and control persons.

The directors and executive officers currently serving Elderwatch, Inc. are as follows:

Name                     Age            Positions Held and Tenure

Allan Weiss              64       President and director since
                                  November 1998
                                  Secretary/Treasurer/ Principal
                                  Accounting Officer since November 2002*

*Gerry Salsky, a founding stockholder and Secretary/Treasurer since inception resigned from the board in November 2002.

The director named above will serve until the first annual meeting of Elderwatch, Inc. stockholders. Thereafter directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exists or is contemplated. There is no arrangement or understanding between the director and officer of Elderwatch, Inc. and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

Biographical information

Allan Weiss

Mr. Weiss, aged 64, has been in semi-retirement for the past several years after a history of successful business enterprises.

From January 1995 to the present he has acted as a consultant to several clothing manufacturers in Canada and the United States while residing in Florida.

From 1979 through 1994 he was the sole shareholder and president of Pret a Portrait Ltd. a design and marketing firm involved in the clothing industry in Montreal, Quebec and also was involved with the importation and manufacture of women's and children's clothing. .

From 1973 through 1977 Mr. Weiss was president of Rallan Industries Inc., Vancouver, BC, a firm that manufactured and distributed chemical products. During that same period of time he also served as sole proprietor of Airway Carpet Service, specializing in serving the airline industry.

From 1960 to 1973 Mr. Weiss was a partner in Myra Juniors, a Montreal based dress manufacturer.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this registration statement, the number of shares of common stock owned of record and beneficially by executive officers, directors and persons who hold 5.0% or more of the outstanding common stock of Elderwatch, Inc. Also included are the shares held by all executive officers and directors as a group.

                                   Number of            Percent of
                                   Shares Owned
 Name and Address                  Beneficially        Class Owned

Allan Weiss*                         850,000               32.69
2881 North Pine Island Road
Building 65, Suite 203
Sunrise, FL 33322

Gerry Salsky                         500,000               19.23
88 Whitehorn Crescent
North York, Ontario
Canada  M2J 3B2

All directors and executive
Officers as a group (one person)     850,000               32.69%

*The person listed is the sole officer and director of Elderwatch, Inc.

Conflicts of Interest

Our officer and director will only devote a small portion of his time to the affairs of Elderwatch, Inc. currently estimated to be no more than two to three hours per week. There will be occasions when the time requirements of the business conflict with the demands of his other business and investment activities and we may need to employ additional personnel. If this happens, we cannot be sure that good people will be available and if they are available, we can get them at a price we can afford.

There is no procedure in place, which would allow our sole director to resolve potential conflicts in an arms-length fashion. We must rely on him to use his discretion to resolve these conflicts.
Description of securities

Common stock.

The Articles of Incorporation of Elderwatch, Inc. authorize the issuance of 100,000,000 shares of common stock, $0001. par value. Each holder of record of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. The Articles of Incorporation do not permit cumulative voting for the election of directors.

Holders of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds. In the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, the net assets available to stockholders after distribution is made to the preferred shareholders, if any.

Holders of common stock have no preemptive, conversion or redemptive rights. All of the issued and outstanding shares of common stock are, and all un-issued shares when issued will be duly authorized, validly issued, fully paid, and non assessable. If additional shares of Elderwatch, Inc. common stock are issued, the relative interests of then existing stockholders may be diluted.

Preferred Stock

The Articles of Incorporation of Elderwatch, Inc. authorize the issuance of 10,000,000 shares of preferred stock, $0001. par value. The Board of Directors is authorized to issue preferred shares from time to time in series and is further authorized to establish such series, to fix and determine the variations in the relative rights and preferences as common stock. No preferred stock has been issued.

Transfer Agent

Elderwatch, Inc. is currently serving as its own transfer agent, and plans to continue to serve in that capacity until such time as management believes it is necessary or appropriate to employ an independent transfer agent in order to facilitate the creation of a public trading market for its securities. Should Elderwatch, Inc. securities be quoted on any exchange or OTC quotation system or application is made to have the securities quoted, an independent transfer agent will be appointed.




Indemnification of Officers and Directors

As permitted by Florida law, Elderwatch, Inc.'s Articles of Incorporation provide that Elderwatch, Inc. will indemnify its directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Exclusion of Liabilities

Pursuant to the laws of the State of Florida, Elderwatch, Inc.'s Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of the Florida Uniform Commercial Code or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director's liability under federal or applicable state securities laws.


Disclosure of Commission position on indemnification for Securities Act liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Elderwatch, Inc. pursuant to provisions of the State of Florida, Elderwatch, Inc. has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.


Organization within the last five years

Elderwatch, Inc. was incorporated in the State of Florida on November 18, 1998 and is in the early stages of development. From inception the only activities of Elderwatch, Inc. have been the development of its business plan, some test marketing and the preparation for this registration statement. We have no revenues nor do we have any expectation of revenues until the completion of this offering and the commencement of business.


Description of business

On November 18, 1998 Elderwatch, Inc. was formed after research indicated to our president and director that there was an obvious and urgent need for the services offered by our company. Thousands and thousands of retired and elderly migrate to the three main retirement areas of the United States, Florida, Arizona and California. Their reasons for this migration are varied as to personal circumstances except for the one primary reason shared by all: CLIMATE!

Our research has indicated that upon retirement a large number of retirees and their spouses desire a climate that does not require enduring winter and it temperatures. They have shoveled their last shovel full of snow. They want to be away from the aches and pains that accompany cold weather. They want to golf, play tennis and enjoy their hard-earned retirement in the sun.

In many cases one or both of the retirees become sick or one of the partners passes on leaving a survivor to go on with life. As he or she grows older, they will need help to cope with everyday tasks. Some will have help come in to their present accommodation. Some will go into an assisted living facility and some will spend their final days in a full-care nursing home. Some, due to economic circumstances, will be forced to reverse the migration to be near to their children whose help will be essential to them.

Of the couples or widowed survivors that remain in the sunshine, we believe they will need some sort of assistance. Their existence is very lonely away from their families - and the families in turn have the worry that leads to frequent expensive and time-consuming visits to make sure the old folks are well and looked after.

Elderwatch does not pretend to replace all of these visits. We offer regular visits to whatever facility in which the elderly are housed, ensuring that they are receiving proper care and attention. These visits can be had weekly, bi-weekly or monthly with a full report (with a dated photograph available on demand) submitted after each visit to the concerned family. The results are obvious: better treatment for the elderly, peace of mind for the family and in the end, great savings.

There are two basic types of nursing homes: private and publicly owned. Some private homes take State-paid or State-subsidized patients. Some do not. While state and local governments have inspections and social workers visiting nursing homes, they cannot be expected to identify abuses as they occur.

Almost every month radio, television and print media report on various facilities for the elderly being closed and/or censured for deplorable conditions. Patients mistreated, lying in their own body wastes, replete with bedsores. Headlines such as "Nursing home horrors"; "Nursing homes face shutdown by state"; "Nursing home abuses on the rise"; "State closes Senior Center for not dispensing medicine". These types of headlines are by no means exclusive to California, Arizona and Florida, the three main retirement areas. On the other hand, this type of situation arises more often in those jurisdictions because of the high numbers of elderly. The need for our type of service is definitely there.

Our Markets

Our business plan calls for three main markets: Florida, California and Arizona. Our first operation will be in the state of Florida.

In each of the states mentioned we see three separate needs that we will attempt to fill:
-    Elderly living independently
-    Elderly in assisted living facilities
-    Elderly in nursing homes


Elderly living independently

One of the great problems facing elderly people who are physically and mentally able to cope with living independently is loneliness. In many cases they simply outlive their friends and acquaintances and find themselves alone. Our service will provide them with regular visits. We will assist in problem solving and endeavor to protect our clients from
being victimized.   Our regular visits will also provide our clients with
very important social contact on a regular basis. Our research has revealed that just sitting down for a cup of tea or coffee with a visitor is an important highlight. In many cases the elderly themselves - not their families - will retain us.

Elderly in assisted living facilities

Assisted living facilities provide the elderly with accommodation and basic assistance, making certain that they get properly dressed, take their medication(s) and providing two or three meals a day. Often the facility will permit the client to bring their own furniture and incidentals so that they are more comfortable with the surroundings. Outside of three or four short visits a day with a busy staff member, often decades younger, the elderly have little or no outside contact. Most facilities have social gatherings for those able and inclined to participate but there is no one, generally, except the family up north to make sure the client is receiving the care and attention that they are paying for. Assisted living can cost up to several thousand a month. Unless there is someone with the authority to check up on the client and the service received, the elderly may have trouble asserting themselves and the families have no way of checking up.

Our representatives will make regular visits. He or she will spend time enquiring as to how the client is being treated; what his or her complaints are; and when warranted reporting to the family. We will also take a date-stamped picture, keep it on file and send it to the family on request.



Elderly in nursing homes

This is perhaps the highest profile facility involved with the care of the elderly. Most of the complaints and scandals involved with care of the elderly originate with nursing homes. It is in the nursing home that the elderly is most helpless. Weakened physically and in many cases mentally, they are at the complete mercy of the facility and their employees, whether good or bad. We can imagine the anguish and guilt of the families when they learn that their loved ones spent their last days, ill, neglected and mistreated. We have no intention of asserting that all nursing home mistreat their patients. What we do offer is an inexpensive service that will check on the patient in the nursing home, making sure that they are kept clean, that their bedding is clean and changed regularly, that their hair is clean and presentable and that they have no complaints of mistreatment. We will be the eyes and ears of the family, supplying a full report after each visit.

Our representatives

Our previous test marketing and research indicates that this may be the simplest and most straightforward segment of our business. In Florida, for example, there are thousands of retirees, some as young as in their fifties and sixties that would desire and enjoy the opportunity to both augment their income and have something worthwhile to occupy some of their time. Both men and women would be contracted with and paid on a per visit schedule as independent contractors. Proof of the visit would be completion of a report and the date stamped photo. Management plans on using spot checks to ensure quality of service.


Revenues

Our tentative fee schedule reads as follows:

     a)   Gold Service (once a week visits)            $40.00
     b)   Silver Service  (once every two week visits) $45.00
     c)   Regular Service (once every three weeks)     $50.00
     d)   Platinum Service (custom designed)      negotiated price

We estimate that the independent contractors that act as our representatives will receive a percentage of the fees as paid. We will require automatic checking or credit card authorization for payment.



Marketing, advertising and public relations

Our research and test marketing has led us to the conclusion that simple radio, television and print advertising is prohibitively expensive with limited returns. "Establishing the brand" is a long and expensive procedure. We have found that contact with churches, synagogues and civic groups along with associations for the elderly in retirement markets and back where the family lives is a very effective method of attracting clients. Interviews by local media have also shown good results. We believe that the above methods can be successful and cost effective.


Implementation of the business Plan

Milestones

1.
     Completion of at least 50% of this offering and establishment of an office in south Florida including acquisition of furnishings, computers, telephones and other office necessities.
     Hiring of office staff and local advertising for representatives. Establishing background screening (including credit checks) for all potential representatives.
     Preparation of a color brochure listing and selling our service.

Estimated cost - $30,000

2.
    Printing of brochure.
    Beginning contact with churches, synagogues civic organizations and organizations for the elderly in our market area.
    Contact with media outlets to attempt to obtain news coverage and feature interviews.

Estimated cost - $15,000

3.
    Identification and research on individual target markets (greater Chicago, Boston, New York, Philadelphia, Pittsburgh etc.)
    List religious, civic and other organizations for contact.
    Identify media outlets and send out introductory correspondence outlining a planned visit and requesting appointments.
    Travel to first target market and set up appointments, interviews and media stories

Estimated cost - $6,000

4.
    Repeat process in at least 20 other markets whose retirees tend to choose Florida.

Estimated cost - $100,000

If the net proceeds received from this offering are not enough to accomplish the above we will be forced to seek alternate sources of capital through an additional offering, bank borrowing or capital contributions from existing shareholders. No commitments to provide additional funds have been made by management or current shareholders. You can have no assurance that additional funds will be made available to Elderwatch on terms that will be acceptable, or at all. We expect to generate revenues shortly after commencement of business but there can be no assurance of this.

Regulation

While our service falls outside their mandate we intend to confer directly with all state and local government agencies that are concerned with the ongoing care of the elderly. We intend to cooperate fully with social workers and their superiors.

Competition

At first glance it would appear that State and local agencies charged with supervision of facilities for the elderly would be competition for Elderwatch. South Florida religious and fraternal organizations also provide visitation. We intend to provide a service that will enhance everything that these concerns are doing. Social workers and inspectors are notoriously overworked. The caseload and schedule under which they are forced to perform is much too heavy for them to provide individual attention. Our service will provide several more pairs of eyes and ears and reports will be sent to the proper authorities where warranted. Religious and fraternal organizations are chronically short of people to pay visits and the visits, when they are made, are often short and infrequent. Most important, they make no reports to the folks back home and those elderly without an affiliation get no visits at all. We have indications that these very organizations would be interested in referring Elderwatch to retirees and families.








Management's discussion and analysis or plan of operation

Upon the completion of all or part of the sale of shares contained in this offering Elderwatch, Inc. intends to proceed as quickly as possible to hire at least one office staff and to acquire office space and necessary equipment.


Estimated expenses for the next twelve months are as follows:

     Administration                             $ 24,000
     Employee benefits                          $ 16,000
     Office rent                                $ 24,000
     Office supplies (including furniture)      $ 20,000
     Development stage costs (including
     recruiting costs)                          $  1,500
     Website construction                       $ 10,000
     Contingency (miscellaneous costs) (10%)    $  9,500

Total first year expenses                      $ 105,000

If the maximum proposed offering proceeds are not received, operations
would be scaled down.   Administration would be handled by an officer and
director at no cost. The same officer and director would supply office space during the start-up process. Growth would be much slower and Elderwatch, Inc. would not be able to rent office space and hire administrative help until sales volumes and gross profits were large enough. If less than half of our anticipated net proceeds are received from this offering, management would be forced to decide whether or not to proceed with the business and either delay starting or cancel the project completely.

Description of property

Elderwatch, Inc. maintains a mailing address at the office of one of its shareholders, but otherwise does not maintain an office. We pay no rent and own no real estate.

Certain relationships and related transactions

Prior to the date of this registration statement Elderwatch, issued to two individuals a total of 1,350,000 shares of common stock in consideration of their time and efforts in forming the corporation and contributing $7,000 in cash to conduct research and preliminary test marketing.

Market for common equity and related stockholder matters

Elderwatch, Inc. is a development stage company that is still in the beginning stages of implementing its business plan. No market currently exists for the common stock. Upon completion of all or part of the offering of common shares contained in this registration statement, it is the intention of Elderwatch, Inc. to apply for a trading symbol and a listing to have its shares quoted on the Over-the-Counter Bulletin Board. There can be no assurance that any part of this offering will be subscribed to and if all or part of the offering is subscribed to, that the request of Elderwatch, Inc. to have the price of its stock quoted on the Over-the-Counter Bulletin Board will be granted. You should take all of the above facts into consideration before making a decision to purchase any amount of Elderwatch, Inc. stock.


Executive compensation

No officer or director of Elderwatch, Inc. has received any remuneration. Although there is no current plan in existence, it is possible that Elderwatch, Inc. will adopt a plan to pay or accrue compensation to its officers and directors for services related to the implementation of the business plan. See "Certain Relationships and Related Transactions". Elderwatch, Inc. has no stock option, retirement, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

Changes in and disagreements with accountants on accounting and financial disclosures

There have been no changes in and/or disagreements with Janet Loss, C.P.A. P.C. on accounting and financial disclosure matters.

                           Available Information

Currently, we are not required to deliver our annual report to security holders. However, we will voluntarily send an annual report, including audited financial statements, to any shareholder that requests it. We are filing this registration statement on form SB-2 under the Securities Act of 1933, as amended, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in this registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Room of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.



                             ELDERWATCH, INC.

                     (A Development Stage Enterprise)






                               AUDIT REPORT

                               July 31, 2003

























                         Janet Loss, C.P.A., P.C.
                        Certified Public Accountant
                    1780 S. Bellaire Street, Suite 500
                          Denver, Colorado 80222
                             ELDERWATCH, INC.
                (A Development Stage Enterprise)


                       INDEX TO FINANCIAL STATEMENTS


                       TABLE OF CONTENTS



ITEM                                                          PAGE

Report of Certified Public Accountant..................          1


Balance Sheet, July 31, 2003 .........................           2


Statement of Operations, for the
Period November 18, 1998 (Inception)
Through July 31, 2003.................................           3


Statement of Stockholders' Equity
(Deficit), November 18, 1998 (Inception)
Through July 31, 2003.................................           4


Statement of Cash Flows for the
Period From November 18, 1998 (Inception)
Through July 31, 2003 ................................           5

Notes to Financial
Statements............................                       6 & 7





                         Janet Loss, C.P.A., P.C.
                        Certified Public Accountant
                    1780 S. Bellaire Street, Suite 500
                          Denver, Colorado 80210
                              (303) 782-0878

                       INDEPENDENT AUDITOR'S REPORT

Board of Directors
Elderwatch, Inc.
2881 North Pine Island Road
Building 65, Suite 203
Sunrise Florida 33322

I have audited the accompanying Balance Sheet of Elderwatch, Inc. (A Development Stage Enterprise) as of July 31, 2003 and the Statements of Operations, Stockholders' Equity, and Cash Flows for the period November 18, 1998 (Inception) through July 31, 2003. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

My audit was made in accordance with generally accepted auditing standards in the United States of America. Those standards require that I plan and perform the audits to obtain reasonable assurance as to whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for our opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Elderwatch, Inc.(a development stage enterprise) as of July 31, 2003, and the results of its operations and changes in its cash flows for the period from November 18, 1998 (Inception) through July 31, 2003, in conformity with generally accepted accounting principles.


/s/ Janet Loss

Janet Loss, C.P.A., P.C.
August 9, 2003




                             ELDERWATCH, INC.
                      (A DEVELOPMENT STAGE ENTERPRISE)
                               BALANCE SHEET
                               JULY 31, 2003

                                  ASSETS

CURRENT ASSETS
    CASH                                                  $    3,094

TOTAL ASSETS                                              $    3,094

                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

TOTAL CURRENT LIABILITIES                                $         0

STOCKHOLDERS' EQUITY:

     PREFERRED STOCK, $0.001 PAR VALUE;
     10,000,000 SHARES AUTHORIZED;
     NONE ISSUED AND OUTSTANDING

     COMMON STOCK, $0.001 PAR VALUE;
     100,000,000 SHARES AUTHORIZED;
     1,712,000 SHARES ISSUED AND OUTSTANDING                   1,712

     ADDITIONAL PAID-IN CAPITAL                               24,288

     DEFICIT ACCUMULATED DURING
     THE DEVELOPMENT STAGE                                   (22,906)

     TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                      3,094

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $    3,094




 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.
                             ELDERWATCH, INC.
                     (A DEVELOPMENT STAGE ENTERPRISE)

                          STATEMENT OF OPERATIONS
               FOR THE PERIOD NOVEMBER 18, 1998 (INCEPTION)
       For the Period April 2, 1999 (Inception)THROUGH JULY 31, 2003
                         Through December 31, 1999

REVENUES:                                        $                 0


OPERATING EXPENSES:
  CONSULTING                                                   5,000
  LEGAL AND ACCOUNTING                                         6,773
  TAXES AND LICENSES                                             240
  OFFICE EXPENSE                                               2,570
  TRAVEL AND MARKET RESEARCH                                   8,323

  TOTAL OPERATING EXPENSES                                    22,906


  NET (LOSS)                                               $( 22,906)



NET (LOSS) PER SHARE                                       $  (0.015)


WEIGHTED AVERAGE NUMBER OF
Weighted Average Number of
COMMON SHARES OUTSTANDING                                  1,542,000
Common Shares Outstanding                                  5,000,000









 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.
                             ELDERWATCH, INC.
                     (A DEVELOPMENT STAGE ENTERPRISE)

                STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
          FOR THE PERIOD NOVEMBER 18, 1998 THROUGH JULY 31, 2003


                                                             (Deficit)
                            Common
                             Stock     Common   Additional   Accumulated  Total
                            Number      Stock    Paid- in                 Stockholder
                              of       Amount     Capital     During
                            Shares                              the       Equity
                                                             Development
                                                               Stage
November 20, 1998
Issuance of
Common Stock for Cash    1,000,000    1,000         0            0         1,000

December 10, 1998
Issuance of
Common Stock               355,000      355       6,745          0         7,100
for Cash

March 8, 1999
Issuance of                200,000      200       3,800          0         4,000
Common Stock
For Cash

June 18,2003
Issuance of                157,000      157      13,743          0        13,900
Common Stock
For Cash

Deficit
Accumulated from           0          0         (0)          (22,906)    (22,906)
November 18,1998
(inception)
through July 31,
2003

Balance July 31, 2003     1,712,000   1,712     24,288       (22,906)      3,094






 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS


                             ELDERWATCH, INC.
                     (A DEVELOPMENT STAGE ENTERPRISE)

                          STATEMENT OF CASH FLOWS
               FOR THE PERIOD NOVEMBER 18, 1998 (INCEPTION)
       THROUGH JULY 31, 2003For the Period April 2, 1999 (Inception)

                         Through December 31, 1999

CASH FLOWS FROM (TO)
OPERATING ACTIVITIES:

  NET INCOME (LOSS)                        $      (22,906)

CASH FLOWS FROM INVESTING ACTIVITIES:                   0


CASH FLOWS FROM (TO) FINANCING ACTIVITIES:

  ISSUANCE OF COMMON STOCK                         26,000

INCREASE (DECREASE) IN CASH                  $      3,094
Increase (Decrease) in Cash                   $         0

CASH, BEGINNING OF PERIOD                               0

CASH, END OF PERIOD                          $      3,094


















 THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.




                             ELDERWATCH, INC.
                     (A DEVELOPMENT STAGE ENTERPRISE)

                       NOTES TO FINANCIAL STATEMENTS
                               JULY 31, 2003

NOTE I - ORGANIZATION AND HISTORY

      Elderwatch, Inc. (the company) is a development stage company. The company was organized under the laws of Florida on November 18, 1998. The company's only activities have been organizational directed at acquiring its principal assets, raising its initial capital and developing its business plan. The financial statements are presented in accordance with U.S. generally accepted accounting principles.

     NOTE 2 - SUMMARY OF SIGNIFICANT POLICIES

     a) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from these estimates.

     b) Basis and Diluted Loss Per Share

     Basic loss per share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share reflects the potential dilution that could occur upon exercise of options or warrants. As the company has not issued any dilution instruments, the basic and diluted loss per share amounts are the same for the period.

     c) Cash and Cash Equivalents

     Cash and cash equivalents includes cash on hand and cash deposited in financial institutions. The company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

     d) Organizational and Development Costs

     All organizational and development costs are expensed as accrued.

     NOTE 3 - COMMON STOCK

     On November 20, 1998, the company issued 1,000,000 shares of common stock to the founders in exchange for $1,000.
     On December 10, 1998 the company issued 355,000 shares of common stock to its sole officer and director for the sum of $7,100 cash.

     On March 8, 1999 the company issued 200,000 shares of common stock to its sole officer and director for the sum of $4,000 cash.

     On June 18, 2003 the company issued 157,000 shares of common stock to twenty-nine individuals for a total consideration of $13,900 cash.

     On March 1, 2003 the company restated its articles of incorporation to authorize 100,000,000 shares of $0.001 par value common stock and 10,000,000 shares of $0.0001 par value preferred stock.

PART II - Information not required in prospectus

Item 24.   Indemnification of directors and officers.

Pursuant to Florida law, a corporation may indemnify a person who is a party or threatened to be made a party to an action, suit or proceeding by reason of the fact that he or she is an officer, director, employee or agent of the corporation, against such person's costs and expenses incurred in connection with such action so long as he/she has acted in good faith and in a manner which he/she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, in the case of criminal actions, had no reasonable cause to believe his or her conduct was unlawful. Florida law requires a corporation to indemnify any such person who is successful on the merits or defense of such action against costs and expenses actually and reasonably incurred in connection with the action.

The bylaws of Elderwatch, Inc. filed as Exhibit 3.2, provide that Elderwatch, Inc. will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Elderwatch, Inc., absent a finding of negligence or misconduct in office. The Bylaws also permit Elderwatch, Inc. to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not Elderwatch, Inc. has the power to indemnify such person against liability for any of those acts.


Item 25.   Other expenses of issuance and distribution.

Expenses incurred or (expected) relating to this Registration Statement and distribution are as follows:
          Legal and consulting fees        $15,000.00
          Accounting                         2,500.00
          Registration fees                  1,300.00
          (Edgar filing and Printing)        4,000.00

TOTAL                                      $22,800.00

To date Elderwatch, Inc. has spent a total of $ 13,000 for office expenses, market research and legal and accounting fees.




Item 26.   Recent sales of unregistered securities.

Set forth below is information regarding the issuance and sales of Elderwatch, Inc. securities without registration since its formation. No such sales involved the use of an underwriter, no advertising or public solicitation were involved, the securities bear a restrictive legend and no commissions were paid in connection with the sale of any securities.

On November 20, 1998, Elderwatch, Inc. issued 1,000,000 shares of common stock to the officers and directors as founders' shares in return for the time, effort and expenditures to organize and form the corporation and the development of the business plan. On April 28, 1999 Elderwatch, Inc. issued 350,000 shares of common stock. at a price of $0.02 per share to our sole officer and director in consideration of his advancing a total of $7,000 to conduct research and preliminary test marketing. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933 and in reliance upon Regulation S.
These securities were issued to the promoters of the company, bear a restrictive legend and were issued partially to a citizen of Canada.

In May 2003, 36,000 shares of the registrant's common stock were issued to thirteen individuals at a price of $0.05 and 121,000 shares of the registrant's common stock were issued to sixteen individuals and corporations at a price of $.10 per share both in reliance on Section 3(b) of the Securities Act of 1933 and Rule 504 of regulation D promulgated thereunder.

On March 1 , 2003, the Board of Directors of Elderwatch, Inc. filed an amendment to its Articles of Incorporation with the state of Florida increasing the authorized capital to 100,000,000 shares of common stock and 10,000,000 shares of preferred stock.

Item 27.   Exhibits.

The following exhibits are filed as part of this Registration Statement:

          Exhibit
          Number         Description

           3.1  Restated Articles of Incorporation
           3.2  Bylaws
           5.1  Opinion re: Legality
           23.1 Consent of Independent Auditors
           23.2 Consent of Counsel (See Exhibit 5.1)
           99.1 Client Agreement
           99.2 Independent Contractor Agreement
           99.3 Consent to Visit form
           99.4 Report Form
           99.5 Subscription Form






               Item 28.   Undertakings

               The undersigned registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered;
     (c) To include any additional or changed material information to the Plan of
       Distribution.

2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

  3) File a post-effective amendment to remove from registration any of the securities being registered, which remain unsold at the end of the offering.

  1) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.
















                                Signatures

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunrise, State of Florida.

August 12, 2003

(Registrant)    Elderwatch, Inc.

By: /S/ Alan Weiss
           Alan Weiss, President.

By: /S/ Alan Weiss
              Alan Weiss, Secretary/Treasurer/Principal Accounting Officer